EXHIBIT A

EFFECTIVE FEBRUARY 14, 2003,

THE COMPANY NAME CHANGED TO

CHILESAT CORP S.A.

AMERICAN DEPOSITARY SHARES

(Each American Depositary Share represents ten deposited Shares)

THE BANK OF NEW YORK

AMERICAN DEPOSITARY RECEIPT

FOR TEN SHARES OF COMMON STOCK,

WITHOUT NOMINAL (PAR) VALUE, OF

TÉLEX-CHILE S.A.

(INCORPORATED UNDER THE LAWS OF THE REPUBLIC OF CHILE)

The Owner of this Receipt is advised that the rights to convert into Dollars the Pesos received in connection with the Deposited Securities and remit abroad dividends and other payments are contingent upon the satisfaction of the terms and conditions set forth in the Foreign Investment Contract referred to herein. Shares withdrawn from the facility may only be redeposited into the facility subject to the satisfaction of certain conditions. Further, access to the formal currency market is not automatic under the Foreign Investment Contract but requires the approval of the Central Bank of Chile (the “Central Bank”) (which will be deemed to have been given seven banking days after a request has been made therefor). In addition, while under current Chilean law the Foreign Investment Contract cannot be amended unilaterally by the Chilean Government, additional restrictions on the benefits of the Foreign Investment Contract could be imposed by the Chilean Government. Transferees of withdrawn shares are not entitled to the rights set forth in the Foreign Investment Contract.

The Bank of New York as depositary (hereinafter called the “Depositary”), hereby certifies that _______________________________, or registered assigns IS THE OWNER OF ____________________________ ____________________________

AMERICAN DEPOSITARY SHARES

representing deposited shares of common stock, without nominal (par) value, (herein called “Shares”) of TÉLEX-CHILE S.A., incorporated under the laws of Chile (herein called the “Company”). At the date hereof, each American Depositary Share represents ten Shares deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the Santiago, Chile office of Banco de Chile (herein called the “Custodian”). The Depositary’s Corporate Trust Office is located at a different address  than its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.

THE DEPOSITARY’S CORPORATE TRUST OFFICE ADDRESS IS

101 BARCLAY STREET, NEW YORK, N.Y. 10286

1.

THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue (herein called “Receipts”), all issued and to be issued upon the terms and conditions set forth in the deposit agreement, dated as of October 13, 1994, as amended and restated as of May 5, 2000 (herein called the “Deposit Agreement”), by and among the Company, the Depositary, and all owners and holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and holders of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called “Deposited Securities”). Copies of the Deposit Agreement are on file at the Depositary’s Corporate Trust Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

2.

SURRENDER OF RECEIPTS AND WITHDRAWAL OF DEPOSITED SECURITIES.

Upon surrender at the Corporate Trust Office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in this Receipt and of taxes and all other governmental charges and upon delivery of any certifications required pursuant to the laws of Chile and the regulations of the Central Bank of Chile, and subject to the terms and conditions of the Deposit Agreement, the Owner hereof is entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued. Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of the owner hereof or as ordered by him or certificates properly endorsed or accompanied by proper instruments of transfer and (b) any other securities, property and cash to which such owner is then entitled in respect of this Receipt. Such delivery will be made at the option of the owner hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of the Owner hereof. Simultaneously with the delivery of the Deposited Securities to the Owner or its designee, the Custodian, pursuant to the Foreign Investment Contract, will issue or cause to be issued to the Owner or its designee a certificate which states that the Deposited Securities have been transferred to the Owner or its designee by the Depositary and that the Depositary waives in favor of the Owner or its designee the right of access to the formal foreign exchange market relating to such withdrawn Deposited Securities.

For purposes of a tax ruling dated January 29, 1990 issued by the Chilean Internal Revenue Service regarding certain tax matters relating to American Depositary Shares and American Depositary Receipts, the acquisition value of any Share or other Deposited Security upon its withdrawal by an Owner upon surrender of the corresponding Receipt shall be the highest reported sales price of such Share or other Deposited Security on the Bolsa de Comercio de Santiago (the “Santiago Stock Exchange”) on the day on which the transfer of such Share or other Deposited Security from the Depositary to such Owner is recorded on the books of the Foreign Registrar. In the event that the shares or other Deposited Securities are not then traded on the Santiago Stock Exchange, such value shall be the highest reported sales price on the principal stock exchange or other organized securities market in Chile on which such Shares or other Deposited Securities are then traded. In the event that no such sales price is reported on the day on which such transfer is recorded on the books of the Foreign Registrar, such value shall be deemed to be the highest sales price reported, provided, that if such day is more than 30 days prior to the date of such transfer, such price shall be increased by the percentage increase over the corresponding period in the Chilean consumer price index as reported by the pertinent governmental authority of Chile.

Notwithstanding the foregoing, in the event such Shares or other Deposited Securities are transferred by an Owner on a Chilean Exchange, either on the same date on which the share transfer is registered in the Shareholders Register of the issuer or within two Business Days prior to said date, the acquisition value of such shares shall be the price indicated in the invoice issued by the stockbroker who participated in the pertinent sales transaction.

3.

TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

The transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust Office by the Owner hereof in person or by a duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares and the same aggregate rights to distribution with respect thereto as those evidenced by the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Company, the Custodian, or Registrar may require (a) payment from the depositor of the Shares or the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, (b) the production of proof satisfactory to it as to the identity and genuineness of any signature and (c) compliance with any regulations the Depositary or the Company may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, this Article 3 or as may be established by any governmental authority in Chile or the United States or by the Central Bank or the SVS.

After consultation with the Company, if practicable, the delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action, in good faith, is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or regulation or of any government or governmental authority, body or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason, subject to the provisions of the following sentence. The surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and other charges as contemplated herein and in Section 3.02 of the Deposit Agreement, and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares. The Depositary will use reasonable efforts to comply with written instructions of the Company not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company’s compliance with the securities laws of the United States or Chile. If in the opinion of the Depositary there is a reasonable possibility that a fee, tax or other charge of the sort referred to in Section 3.02 of the Deposit Agreement will become payable by, or be assessed against, the Depositary or a Custodian following the delivery, transfer or surrender of Receipts or withdrawal of Shares or other Deposited Securities, the Depositary may, in its discretion and as a condition precedent to the consummation of any such transaction, require the Owner to give the Depositary an indemnity bond in such form and amount and with such surety as it may accept as reasonably sufficient to indemnify it against such potential liabilities.

4.

LIABILITY OF OWNER FOR TAXES.

If any tax or other governmental charge shall become payable with respect to any Receipt, or any Deposited securities represented by any Receipt, including without limiting the generality of the foregoing any Chilean tax on a gain realized, or deemed to be realized, upon the withdrawal or sale of Shares or other Deposited Securities, such tax or other governmental charge shall be payable by the Owner hereof to the Depositary upon demand. The Depositary (and at the request of the Company will) may refuse to effect registration of any transfer, split-up or combination of this Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner hereof shall remain liable for any deficiency.

5.

WARRANTIES OF DEPOSITORS.

Every person depositing Shares hereunder and under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid, non-assessable, and free of any pre-emptive rights and that the certificates therefor have been validly authorized and issued; provided, however, that, with respect to the Shares to be deposited hereunder by the Depositary, as attorney-in-fact of the Underwriters referred to in the Registration Statement of the Company on Form F-1 covering such Shares, such representations and warranties instead shall be deemed to be given by the Company. Every such person shall also be deemed to represent that the deposit of such Shares and the sale of Receipts evidencing American Depositary Shares representing such Shares by that person are not restricted under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

6.

FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, payment of all applicable Chilean taxes or other governmental charges, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, of the Shares presented for deposit or other information, to execute and deliver such certificates and to make such representations and warranties, as the Depositary or the Company may deem necessary or proper. The Depositary may (and at the request of the Company will) withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. The Depositary shall provide to the Company, promptly upon the Company’s written request, copies of such proof of citizenship or residence, exchange control approval, legal or beneficial ownership or other information referred to above or so requested. The Company may from time to time request Owners to provide information as to the capacity in which such Owners hold Receipts and regarding the identity of any other persons then interested in such Receipts and the nature of such interest. Each Owner agrees to provide any information reasonably requested by the Company or the Depositary pursuant to this Article 6. No Share shall be accepted for deposit unless accompanied by evidence reasonably satisfactory to the Depositary that the deposit has been authorized by the Central Bank (unless and until the Company provides the Depositary with evidence reasonably satisfactory to it that such authorization is no longer necessary), and that the conditions for such authorization, as set forth in the Foreign Investment Contract, have been satisfied.

7.

CHARGES OF DEPOSITARY.

The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present its statement for such charges and expenses to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited securities or a distribution of Receipts pursuant to Section 4.03 of the Deposit Agreement), whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the terms of the Deposit Agreement, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05 of the Deposit Agreement, (5) a fee not in excess of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Sections 2.03 or 4.03 of the Deposit Agreement and the surrender of Receipts pursuant to Section 2.05 of the Deposit Agreement and (6) a fee for, and deduct such fee from, the distribution of proceeds of sales of securities or rights pursuant to Sections 4.02 or 4.04, respectively, of the Deposit Agreement, such fee being in an amount equal to the fee for the issuance of American Depositary Shares referred to above which would have been charged as a result of the deposit by Owners of securities (for purposes of this clause 6 treating all such securities as if they were Shares) or Shares received in exercise of rights distributed to them pursuant to Sections 4.02 or 4.04, respectively, but which securities or rights are instead sold by the Depositary and the net proceeds distributed.

The Depositary may issue Receipts against rights to receive Shares from the Company (or any agent of the Company) recording Share ownership. No such issue of Receipts will be deemed a “Pre-Release” subject to the restrictions of the preceding paragraph.

The Depositary, subject to Article 8 hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

8.

PRE-RELEASE OF RECEIPTS.

The Depositary may issue Receipts against rights to receive Shares from the Company (or any agent of the Company recording Share ownership). No such issue of Receipts will be deemed a “Pre-Release” subject to the restrictions of the following paragraph.

Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 2.03 of the Deposit Agreement, execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement (“Pre-Release”). The Depositary may, pursuant to Section 2.05 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered (the “Pre-Releasee) that the Pre-Releasee, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the owners, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application. The Depositary will also set dollar limits with respect to Pre Release transactions to be entered into hereunder with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate. For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee’s obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee’s obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

9.

TITLE TO RECEIPTS.

It is a condition of this Receipt and every successive holder and Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument, provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes.

10.

VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary, by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, by the manual or facsimile signature of a duly authorized officer of the Registrar.

11.

REPORTS; INSPECTION OF TRANSFER BOOKS.

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the Commission. Such reports and other information will be available for inspection and copying at the public reference facilities maintained by the Commission located on the date of the Deposit Agreement at 450 Fifth Street, N.W., Washington, D.C. 20549.

The Depositary will make available for inspection by Owners of Receipts at its Corporate Trust Office any notices, reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary, the Custodian or the nominee of either of them, as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to Owners of Receipts copies of such reports when furnished by the Company pursuant to the Deposit Agreement. Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

The Depositary shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners of Receipts provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

12.

DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary or the Custodian receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to the Deposit Agreement, convert as promptly as practicable, such dividend or distribution into dollars and will distribute as promptly as practicable, the amount thus received (net of the expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement) to the Owners of Receipts entitled thereto, provided, however, that the Depositary shall make appropriate adjustments in the amounts so distributed in respect of (a) any such Deposited Securities being not entitled, by reason of date of issuance or otherwise, to receive all or any portion of such distribution or (b) any amounts (i) withheld or required to be withheld by the Company, the Custodian or the Depositary from any such distribution pursuant to Section 3.02 of the Deposit Agreement or otherwise on account of taxes or other governmental charges, or (ii) charged by the Depositary in the conversion of foreign currency into Dollars pursuant to Section 4.05 of the Deposit Agreement.

Subject to the provisions of Section 4.11 and 5.09 of the Deposit Agreement, whenever the Depositary or Custodian receives any distribution other than a distribution described in Sections 4.01, 4.03 or 4.04 of the Deposit Agreement, the Depositary shall after consultation with the Company, as promptly as practicable, cause the securities or property received by it to be distributed to the Owners of Receipts entitled thereto, in any manner that the Depositary, after consultation with the Company, may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary after consultation with the Company, may adopt such method as it may reasonably deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement) shall be distributed by the Depositary to the owners of Receipts entitled thereto as in the case of a distribution received in cash.

If any distribution consists of a dividend in, or free distribution of, Shares, the Depositary may, after consultation with the Company, and shall if the Company shall so request, distribute as promptly as practicable to the Owners of outstanding Receipts entitled thereto, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement. In lieu of issuing Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions set forth in the Deposit Agreement. If in the opinion of the Depositary any distribution of Shares cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners or holders) the Depositary deems such distribution not to be feasible, the Depositary may, unless otherwise instructed in writing by the Company, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the Shares thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement) shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash. If additional Receipts or such proceeds are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may after consultation with the company, if practicable, by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall, as promptly as practicable, distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto.

13.

RIGHTS.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the company, shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such owner, warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account  of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall, upon receipt of payment of any charges requested as above, cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, execute and deliver Receipts to such Owner. In the case of a distribution pursuant to the second paragraph of this Article 13, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

If the Depositary reasonably determines that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Owners or are registered under the provisions of such Act. If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from counsel in the United States for the Company, satisfactory to the Depositary, upon which the Depositary may rely that such distribution to such Owner does not require registration under the Securities Act of 1933. In no event shall the Company have any obligation to register such rights or any securities under the Securities Act of 1933, secure an exemption for such rights or any securities under the Securities Act of 1933, or furnish the aforementioned opinion. The holders of Receipts alone shall be responsible for payment of any taxes or other governmental charges due as a result of sales or transfers pursuant to Section 4.04 of the Deposit Agreement.

The Depositary shall not be responsible for any failure, without negligence or bad faith, to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

14.

CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary or the Custodian shall receive Pesos or other foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the reasonable judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall, subject to the Foreign Investment Contract and any other requirements of Chilean Law or regulation in effect from time to time, as promptly as practicable, convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed, as promptly as practicable, to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09 of the Deposit Agreement.

The Depositary shall exercise its rights under the Foreign Investment Contract as and to the extent appropriate in order to effect such conversions or distributions, and is authorized to give such certifications, and enter into such agreements and arrangements as may be necessary or convenient thereunder or in connection therewith, provided, however, that the Depositary shall not be obligated to incur any material expense in connection therewith or to take any such action at its own risk.

If such conversion or distribution can be effected only with some approval or license of any government or agency thereof, other than the Foreign Investment Contract and the approvals contemplated thereby, the Depositary may file an application for such approval or license (in its own name as agent or on behalf of the Owners, or in the name of the Owners), provided, that it shall have no obligation to make such an application unless it receives assurance and indemnity reasonably satisfactory to it with respect to the costs and risks of any such application.

If at any time the Depositary shall determine that in its reasonable judgment any foreign currency received by the Depositary is not convertible, in whole or in part, on a reasonable basis into Dollars transferable to the United States, or if the Foreign Investment Contract shall cease to be in effect or the rights of the Depositary thereunder shall be restricted or suspended or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the reasonable opinion of the Depositary is not obtainable, (for whatever reason, including failure of the Depositary to receive assurance and indemnity reasonably satisfactory to it for the costs and risks of obtaining such approval or license), or if any such approval or license is not obtained within a reasonable period, the Depositary may and upon (i) the written request of an Owner and (ii) the written approval of the Company, shall distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

15.

RECORD DATES.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by an American Depositary Share, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall, receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date (which shall be as near as practicable to any corresponding record date set by the Company) for the determination of the Owners of Receipts who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, (ii) entitled to exercise the rights of Owners with respect to American Depositary Shares representing such changed number of Shares, or (iii) entitled to give instructions for the exercise of voting rights at any such meeting.

16.

VOTING OF DEPOSITED SECURITIES.

Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Owners of Receipts a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting, (b) a statement that the Owners of Receipts as of the close of business on a specified record date which shall be the record date established pursuant to the Deposit Agreement will be entitled, subject to any applicable provision of Chilean law or regulations and of the Estatutos of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares, and (c) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given (or be deemed given in accordance with the next to last sentence of this Article 16 if no instruction is received) to the Depositary to give a discretionary proxy to a person designated by the Company. Upon the written request of an Owner of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor in so far as practicable to vote or cause to be voted the amount of Shares or other Deposited Securities represented by such American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions. The Depositary shall not itself exercise any voting discretion over any Deposited Securities. If no instructions are received by the Depositary from any Owner with respect to any of the Deposited Securities represented by the American Depositary shares evidenced by such Owner’s Receipts on or before the date established by the Depositary for such purpose, the Depositary shall deem such Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Company to vote such Deposited Securities, provided that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information promptly in writing) that the Company does not wish such proxy given. If any requirement of Chilean law or regulations, of the Estatutos of the Company, or of any securities exchange on which Shares, other Deposited Securities, Receipts or the American Depositary Shares evidenced thereby are listed does not permit the Depositary to vote (or to vote on any particular matter) in accordance with instructions received from Owners or to give a deemed discretionary proxy, the Depositary shall not vote the Shares or other Deposited Securities.

17.

CHANGES AFFECTING DEPOSITED SECURITIES.

In circumstances where the provisions of Section 4.03 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may after consultation with the Company, if practicable and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

18.

LIABILITY OF THE COMPANY AND DEPOSITARY.

Neither the Depositary nor the Company, nor any of their directors, officers, employees, affiliates or agents shall incur any liability to any Owner or holder of any Receipt, if by reason of any provision of any present or future law or regulation of the United States, Chile, or any other country, or of any other stock exchange or governmental or regulatory authority (including any action that may constitute a breach by the Central Bank of Chile of its obligations under the Foreign Investment Contract), or by reason of any provision, present or future, of the Foreign Investment Contract, or, in the case of the Depositary or its directors, officers, employees, affiliates or agents, of the Estatutos of the Company, or of the Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control, (a) the Depositary or the Company, or any of their directors, officers, employees, affiliates or agents, shall be prevented or forbidden from, or delayed in or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement, the Foreign Investment Contract, the Company’s Estatutos or the Deposited Securities it is provided shall be done or performed or (b) the Depositary or the Company shall be obligated to do or perform any act which obligation is inconsistent with the provisions of the Deposit Agreement; nor shall the Depositary or the Company, or any of their directors, officers, employees, affiliates or agents, incur any liability to any owner or holder of a Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement, the Foreign Investment Contract, the Company’s Estatutos or the Deposited Securities, it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise any discretion provided for in the Deposit Agreement. Where, by the terms of a distribution pursuant to Sections 4.01, 4.02, or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, such distribution or offering may not be made available to Owners of Receipts, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse. Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Owners or holders of Receipts, except that they agree to perform their obligations specifically set forth in the Deposit Agreement without negligence or bad faith. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary shall not be responsible for any failure without negligence or bad faith to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.  The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Company agrees to indemnify the Depositary, its directors, officers, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement, the Receipts, or the Foreign Investment Contract, as the same may be amended, modified, or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, officers, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of any of them, or (ii), by the Company or any of its directors, officers, employees, agents and affiliates. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

19.

RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

The Depositary may at any time resign as Depositary hereunder upon 90 days written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of Receipts to do so, with the consent of the Company, it may appoint a substitute or additional custodian or custodians.

20.

AMENDMENT.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees and cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby except in order to comply with mandatory provisions of applicable law.

21.

TERMINATION OF DEPOSIT AGREEMENT.

The Depositary at any time at the direction of the Company, shall terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 90 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement. On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges) and except for its obligation to the Company under Section 5.08 of the Deposit Agreement. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.

22.

DISCLOSURE OF INTERESTS.

To the extent that provisions of or governing any Deposited Securities may require the disclosure of beneficial or other ownership of Deposited Securities, other Shares and other securities to the Company and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary shall use its reasonable efforts to comply with Company instructions as to Receipts in respect of any such enforcement or limitation, if such efforts may be undertaken without risk of the Depositary thereby incurring liability or expense, or if such efforts, in the judgement of the Depositary, would expose it to risk of incurring liability or expense, if it receives assurance and indemnification reasonably satisfactory to it with respect to such liability or expense, and Owners shall comply with all such disclosure requirements and ownership limitations and shall cooperate with the Depositary’s compliance with such Company instructions.

23.

COMPLIANCE WITH CHILEAN LAW.

Pursuant to a Circular Letter of the SVS dated June 28, 1990, Owners of Receipts are deemed, for certain purposes of Chilean law, to be treated as owners of Deposited Securities. Accordingly, Owners shall, as a matter of Chilean law, be obligated to comply with the requirements of Articles 12 and 54 and Title XV of Law 18,045 of Chile.  Article 12 requires that, among other things, Owners report to the SVS and the stock exchanges in Chile on which the Shares are listed within 5 days of any relevant acquisition or sale:

(a)

any direct or indirect acquisition or sale of Receipts or Shares that results in the owner acquiring or disposing of, directly or indirectly, the right to own 10% or more of the total share capital of the Company; and

(b)

any direct or indirect acquisition or sale of Receipts or Shares or options to buy or sell Receipts or Shares, in any amount, made by (i) an Owner that owns Receipts representing 10% or more of the Shares or (ii) a director, general manager or manager of the Company.

Article 54 requires that, among other things, any Owner intending to acquire control, directly or indirectly (as defined in Title XV of Law 18,045) of the Company (a) publish a notice of such intention in a newspaper in Chile disclosing the price and terms of any such acquisition at least five days prior to the actual acquisition and (b) send a written notice of such intention to the SVS and the stock exchanges in Chile on which the Shares are listed prior to such publication.